UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2022

Herbalife Nutrition Ltd.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House Grand Cayman Cayman Islands		KY1-1104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.  Results of Operations and Financial Condition.

On October 31, 2022, Herbalife Nutrition Ltd. (the “Company”) issued a press release announcing its financial results for its third fiscal quarter ended September 30, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chairman and CEO Transition

On October 27, 2022, Dr. John Agwunobi stepped down as the Company’s Chairman and Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”), effective October 27, 2022 (the “Effective Date”). Dr. Agwunobi’s transition was not due to any disagreements with the Company.

On October 29, 2022, the Board adopted resolutions to reduce the size of the Board from eleven to ten members, and, as of the Effective Date, appointed Michael O. Johnson as the Company’s Chairman and interim Chief Executive Officer.

Mr. Johnson, 68, is a current member of the Board since April 2022, and from April 2003 to April 2020. He also was the Chairman of the Board from 2007 to April 2020, and the Company’s Executive Chairman from June 2017 until January 2019. Additionally, Mr. Johnson previously served as the Company’s Chief Executive Officer from April 2003 until May 2017, and then from January 2019 to March 2020.  Mr. Johnson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company will disclose Mr. Johnson’s compensation as interim Chief Executive Officer, once determined, in a Current Report on Form 8-K.

A copy of the press release issued by the Company on October 31, 2022 regarding this transition is attached as Exhibit 99.2 to this current report.

In connection with this transition, Herbalife International of America, Inc., a wholly-owned subsidiary of the Company, entered into a Separation Agreement and General Release with Dr. Agwunobi, dated October 31, 2022 (the “Agreement”). Pursuant to the terms of the Agreement, Dr. Agwunobi: (i) will not solicit any of the Company’s employees, distributors or customers between October 31, 2022 and December 31, 2023; (ii) will not disparage, defame or make any negative or derogatory statements about the Company or any of its affiliates, past or current officers, directors, employees or members; and (iii) will cooperate with the Company in connection with any internal or external investigations and legal matters. Additionally, the Agreement includes a customary general release by Dr. Agwunobi of all waivable claims against the Company and its affiliates and reinforces Dr. Agwunobi’s obligation to not disclose any confidential information. The foregoing items are collectively referred to as the “Consideration Requirements.” In exchange for the foregoing, the Company shall pay Dr. Agwunobi remuneration in the amount of $2,261,538, which represents: (i) the portion of Dr. Agwunobi’s base salary that he would have earned if he had remained employed by the Company through December 31, 2022; and (ii) an amount equal to two years of Dr. Agwunobi’s base salary as of October 31, 2022. Dr. Agwunobi’s unvested Performance Stock Units granted in 2020 will remain effective following October 31, 2022 and will be settled on the dates and in the amounts that they would have been settled as if he had remained employed by the Company through the applicable vesting dates. Breach of any of the Consideration Requirements will allow the Company to terminate any payment or consideration, and recoup any previously paid amounts, under the Agreement.

NEO Departure

Further, on October 26, 2022, Alan Hoffman, the Company’s Executive Vice President of Global Corporate Affairs, and a named executive officer of the Company, notified the Company of his intent to resign from the Company, effective November 4, 2022, to pursue another opportunity.

Item 7.01.   Regulation FD Disclosure.

Earnings Call Investor Slides

The Company intends to reference investor slides during the Company’s earnings conference call to discuss its financial results for its third fiscal quarter ended September 30, 2022. A copy of the presentation can be accessed in the “News and Events” section on the investor relations section of the Company’s website at http://ir.herbalife.com under the heading “IR Calendar”.

The information included in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Herbalife Nutrition Ltd. on October 31, 2022.

99.2	Press Release issued by Herbalife Nutrition Ltd. on October 31, 2022.

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on October 31, 2022 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

October 31, 2022	By:	/s/ Henry C. Wang
		Name:	Henry C. Wang
		Title:	EVP, General Counsel and Corporate Secretary